                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.
33-60622 on Form S-8 dated March 31, 1993, Registration Statement No. 33-60730 on Form S-8 dated March 31, 1993, Registration Statement No. 333-27459 on Form
S-8 dated May 20, 1997, Registration Statement No. 333-27461 on Form S-8 dated
May 20, 1997, Registration Statement No. 333-67033 on Form S-8 dated November
10, 1998, Registration Statement No. 333-87996 on Form S-8 dated May 10, 2002,
Registration Statement No. 333-89862 on Form S-4/A dated October 24, 2002,
Registration Statement No. 333-102387 on Form S-3/A dated January 29, 2003,
Registration Statement No. 333-105081 on Form S-8 dated May 8, 2003, and
Registration Statement No. 333-109353 on Form S-4 dated October 1, 2003 of
Jarden Corporation of our report dated December 10, 2003 (June 28, 2004 as to
Note 12) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the sale of Bicycle Holding, Inc.) related to the consolidated financial statements of Bicycle Holding, Inc. and Subsidiaries as of and for the year ended September 28, 2003, appearing in the Current Report on Form 8-K/A of Jarden Corporation dated August 6, 2004.

/s/ Deloitte & Touche LLP

August 12, 2004
Cincinnati, Ohio